Exhibit 10.5.11

Dated	2005

(1)	PROCTER & GAMBLE (L & CP) LIMITED and PROCTER & GAMBLE (HEALTH AND BEAUTY CARE) LIMITED

(2)	HI EUROPE LIMITED

(3)	HARRIS INTERACTIVE

AGREEMENT FOR SURRENDER
relating to
Watermans Park High Street Brentford

CMS Cameron McKenna
Mitre House
160 Aldersgate Street
London EC1A 4DD
T +44(0)20 7367 3000
F +44(0)20 7367 2000
Draft: 02/4th April 2005

Table of Contents

1.	Definitions	1

2.	General provisions	2

3.	Standard Conditions	2

4.	Surrender	2

5.	Completion	3

6.	Payments	3

7.	VAT	3

8.	Title	3

9.	The Deed of Surrender	3

10.	Apportionment of rent and other payments under the Lease	4

11.	Vacant possession	4

12.	Fixtures and fittings	4

13.	Control of Asbestos at Work Regulations 2002	4

14.	Exclusion of sections 24 — 28 of the 1954 Act	4

15.	Jurisdiction	5

16.	Third party rights	5

Schedule 1		6

	Standard Conditions	6

Schedule 2		7

	The Lease	7

THIS AGREEMENT is made the 2005
BETWEEN:-
(1)	PROCTER & GAMBLE (L & CP) LIMITED (registered number 3288185) having its registered office at Hedley House Gosforth Newcastle upon Tyne NE99 1EE and PROCTER & GAMBLE (HEALTH AND BEAUTY CARE) LIMITED (registered number 436549) having its registered office at The Heights Brooklands Surrey (the “Landlord”) and

(2)	HI EUROPE LIMITED (registered number 2802862) having its registered office at Waterman’s Park High Street Brentford Middlesex TW8 0BB (the “Tenant”) and

(3)	HARRIS INTERACTIVE whose registered office is at 135 Corporate Woods Rochester NY 14623-1457 (the “Surety”)
IT IS AGREED as follows:-
1.	Definitions

1.1	In this agreement unless the context otherwise requires the following expressions will have the following meanings:-

“1954 Act”: the Landlord and Tenant Act 1954

“2003 Order”: the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003

“Actual Completion”: the date on which completion of the surrender actually takes place

“Completion”: the date on which completion of the surrender is scheduled to take place in accordance with this agreement

“Conditions Precedent”: all rents payable under the Lease due up to and including Completion have been paid in full and all the Tenant’s obligations in this Lease have been performed in all material respects and the Tenant has served written notice on the Landlord of its intention to surrender the Lease by no later than 24 September 2007

“Deed of Surrender”: (subject to clause 4.2) a deed in the form of the draft attached to this agreement

“Landlord’s Solicitors”: CMS Cameron McKenna of Mitre House 160 Aldersgate Street London EC1A 4DD (reference KPR/100027.44)

“Lease”: the underlease and the licences deeds and documents (comprising the Tenant’s interest in the Premises) listed in schedule 2

“Premises”: the premises described in and demised by the Lease and shortly known as Watermans Park High Street Brentford

“Registered Title”: the title numbered NGL532392 at HM Land Registry

“Reversioner”: the Landlord’s immediate landlord and/or any superior landlord

“Standard Conditions”: the Standard Commercial Property Conditions of Sale (First Edition)

“Tenant’s Solicitors”: Herbert Mallam Gowers of 126 High Street Oxford OX1 4DG (reference NS/.95424)

“VAT”: value added tax and any tax or duty of a similar nature substituted for or in addition to it

1.2	The definitions in the Standard Conditions also apply to this agreement

2.	General provisions

2.1	In this agreement unless the context otherwise requires references to clauses and schedules are to clauses of and schedules to this agreement

2.2	The headings to clauses and other parts of this agreement do not affect its construction

2.3	This agreement contains the whole agreement between the parties relating to the surrender contemplated by this agreement and supersedes previous agreements between them (if any) relating to it

2.4	This agreement may only be varied in writing signed by or on behalf of the parties

2.5	The Landlord acknowledges that it has not entered into this agreement in reliance upon representations made by or on behalf of the Tenant other than in respect of such reliance as may be placed upon the Tenant’s Solicitors’ written replies to the Landlord’s Solicitors’ preliminary enquiries

2.6	Nothing in this agreement is to be read or construed as excluding any liability or remedy resulting from fraudulent misrepresentation

3.	Standard Conditions

This agreement incorporates the Standard Conditions as varied by schedule 1 and so far as they apply to an agreement to surrender and are not varied by or inconsistent with the other provisions of this agreement (which will prevail in case of conflict)

4.	Surrender

4.1	The Tenant will surrender and yield up to the Landlord and the Landlord will accept a surrender of the Premises so that the term created by the Lease will merge in the reversion immediately expectant on the Lease for (subject to clause 4.2) the release to be contained in clause 4.1 of the Deed of Surrender

4.2	If the Tenant does not pay the rent reserved by and perform and observe all the covenants by and obligations of the Tenant under the Lease and this agreement up to and including Actual Completion the Tenant will not be entitled to be released from such covenants or obligations (to the extent that they remain outstanding) and clause 4.1 of the Deed of Surrender will be amended accordingly

4.3	The Tenant will not grant nor agree to grant any tenancy or licence in respect of any part of the Premises (without the prior written consent of the Landlord)

5.	Completion

5.1	Subject to satisfaction of the Conditions Precedent, the surrender will be completed on 24 June 2008

5.2	On completion:-
5.2.1	The Tenant’s Solicitors will hand over to the Landlord’s Solicitors:
(a)	the Lease

(b)	the duly executed original of the Deed of Surrender
5.2.2	The Landlord’s Solicitors will hand over to the Tenant’s Solicitors the duly executed counterpart of the Deed of Surrender
6.	Payments

6.1	Any money payable by the Tenant under this agreement will be paid by direct credit transfer for the credit of the Landlord’s Solicitors’ bank account at Lloyds TSB Bank plc 39 Threadneedle Street London EC2R 8AU sort code 30-00-09

6.2	Any money payable by the Tenant under this agreement on or after Completion which is not paid at the time stipulated will bear interest at the contract rate

7.	VAT

The Tenant will pay to the Landlord all VAT for which the Landlord is liable to account to HM Customs & Excise in relation to any supply made or deemed to be made for VAT purposes pursuant to this agreement and the consideration given for such supply will be exclusive of VAT

8.	Title

8.1	Title to the Premises will commence with the Lease and continue with an assignment completed at least 15 years before the date of this agreement

8.2	The Landlord’s Solicitors having been supplied with copies of the Lease the Title Matters on or before the signing of this agreement the Landlord will be deemed to accept the surrender with full knowledge of the terms and contents of and of any matter referred to in or deriving from them and will raise no requisition on them

9.	The Deed of Surrender

9.1	The Deed of Surrender will be executed as original and counterpart

9.2	The Deed of Surrender will be prepared by the Landlord’s Solicitors

9.3	In consideration of the Landlord (at the request of the Surety) having agreed to accept the surrender of the Lease from the Tenant the Surety agrees with the Landlord that the Surety will execute the Deed of Surrender

10.	Apportionment of rent and other payments under the Lease

10.1	In this clause “Rent” is each annual rent first reserved by the Lease together with the service charge insurance premium contributions and all other payments of an annual nature reserved by or otherwise payable under the terms of the Lease in each case at the rate payable at Actual Completion

10.2	The Rent will be apportioned at Actual Completion in accordance with the following formula:-

A 365	x B
where; -
A.	is the Rent and

B.	is the number of days from but excluding Actual Completion to but excluding the first date after Actual Completion upon which an instalment of Rent is due or (where such first date after Actual Completion is the day after Actual Completion) zero
11.	Vacant possession

The Premises are surrendered with vacant possession on completion

12.	Fixtures and fittings

The Tenant confirms that prior to Actual Completion it shall comply with jts obligations contained in clauses 3.18.6 and 3.34.1 of the Lease

13.	Control of Asbestos at Work Regulations 2002

13.1	The Tenant agrees with the Landlord that it shall procure an asbestos survey of the Premises is carried out within 3 months of the date of this agreement

13.2	The Tenant further agrees to provide a copy of such survey to the Landlord immediately upon receipt and to comply with all reasonable steps and recommendations made in such survey at its own expense as soon as reasonably practicable

14.	Exclusion of sections 24 — 28 of the 1954 Act

14.1	The Tenant confirms that before the date of this agreement:
14.1.1	the Landlord served a notice dated 1 June 2005 (the “Notice”) on the Tenant, in accordance with section 38A(4)(a) of the 1954 Act

14.1.2	the Tenant (or a person duly authorised by the Tenant) made a statutory declaration dated [ ] 2005 (the “Declaration”) confirming receipt of the Notice in accordance with schedule 4 to the 2003 Order
14.2	The Tenant further confirms that where the Declaration was made by a person other than the Tenant that person was duly authorised by the Tenant to make the Declaration on the Tenant’s behalf

14.3	the Landlord and the Tenant agree that the tenancy created by the Lease shall be surrendered in accordance with the terms of this agreement

15.	Jurisdiction

15.1	This agreement will in all respects be governed by and construed in accordance with English law and the parties irrevocably submit to the exclusive jurisdiction of the English courts

15.2	The Surety’s address in England for service of all notices and proceedings is c/o High Europe Ltd, Waterman’s Park, High Street Brentford TW8 0BB

16.	Third party rights

Nothing in this agreement is intended to confer on any person any right to enforce any term of this agreement which that person would not have had but for the Contracts (Rights of Third Parties) Act 1999

Schedule 1
Standard Conditions
1.	The Standard Conditions will apply so that: “seller” means the Tenant “buyer” means the Landlord “property” means the Premises and “purchase price” means the Consideration

2.	Conditions 1.4 2.2 4.1.2 4.2 6.3.4 6.8.4 8.2 and 8.3 of the Standard Conditions will not apply

3.	In condition 1.1.1(d) the words “2% per annum above the base rate from time to time of Lloyds TSB Bank plc” are substituted for “the Law Society’s interest rate from time to time in force”

4.	In condition 1.1.2 “official copies” is substituted for “office copies” and “Land Registration Act 2002” is substituted for “Land Registration Act 1925” and the words “and any reference in these conditions to office copies shall be deemed to be a reference to such official copies” are added at the end

5.	In condition 1.3.5 “5.00 pm” is substituted for “4.00 pm” and the words “before 5.00 pm” are added after the words “treated as having been received”

6.	In condition 1.3.6 “5.00 pm” is substituted for “4.00 pm” and the words “(d) by fax: if sent before 5.00 prn on a working day the day of despatch but otherwise on the first working day after despatch” are added at the end

Schedule 2
The Lease

Date	Document	Parties
9 May 2000	Lease	1. The Landlord
2. Total Research Ltd 3. Total Research Corporation

SIGNED by	)	[ILLEGIBLE]
for and on behalf of the Landlord	)

SIGNED by	)	[ILLEGIBLE]
for and on behalf of the Tenant	)

SIGNED by	)	[ILLEGIBLE]
for and on behalf of the Surety	)

RENT REVIEW MEMORANDUM

Premises:	Watermans Park High Street Brentford

Lease:	A lease dated 9 May 2000 made between Procter & Gamble (L & CP) Limited (1) Total Research Limited (2) and Total Research Corporation (3) (the “Lease”)

Current landlord:	Procter & Gamble (L & CP) Limited (the “Landlord")

Current tenant:	HI Europe Limited (the “Tenant”)

Revised annual rent:	Two hundred and sixty thousand six hundred and sixty two pounds and fifty pence (£260,662.50) (the “Revised Rent”)

Review date:	24 June 2005 (the “Review Date”)
This memorandum records the fact that the rent first reserved by the Lease was reviewed and fixed in accordance with the provisions of the Lease by the Landlord and the Tenant at the Revised Rent from and including the Review Date (subject to any further review in accordance with the provisions of the Lease)
Dated       30th June 2005

SIGNED on behalf of the Landlord:-)

SIGNED on behalf of the Tenant:-)	[ILLEGIBLE]